EXHIBIT 21.1
                                                                    ------------


                         SUBSIDIARIES OF THE REGISTRANT





SUBSIDIARY                    PLACE OF INCORPORATION    D/B/A NAME
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Personics Corporation         Delaware, USA             Personics Corporation

WorkGroup GmbH i.L.           Germany                   N/A

Kurt Software GmbH i.L.*      Germany                   N/A

Auxilor, Inc.                 Delaware, USA             Auxilor, Inc.

Datawatch International       England and Wales         Datawatch International
Limited                                                 Limited

Datawatch GmbH**              Germany                   Datawatch GmbH

Datawatch France SARL**       France                    Datawatch France SARL

Datawatch Pty Ltd.**          Australia                 Datawatch Pty Ltd.

Datawatch Europe Limited**    England and Wales         Datawatch Europe Limited


* All of the shares of capital stock of Kurt Software GmbH i.L. (formerly Pole Position Software GmbH) are owned by WorkGroup GmbH i.L.

** All of the shares of capital stock of Datawatch GmbH, Datawatch France SARL, Datawatch Pty Ltd. and Datawatch Europe Limited are owned by Datawatch International Limited.